Exhibit 10.23

Exclusive Equity Option Agreement

This Exclusive Equity Option Agreement (this “Agreement”) is entered into as of              in Beijing, People’s Republic of China (“PRC”) by and among:

Party A: Zhilian Wangpin (Beijing) Technology Co., Ltd.

Address: Room 1202-1203, Building B, No. 19 Zhongguancun Avenue, Haidian District, Beijing;

Legal representative: Hao LIU

Party B: Hao LIU:

Residence:

ID card No.:

Party C: Guanzhu WANG:

Residence:

ID Card No.:

Party D: the Companies Listed in Appendix 1

(In this Agreement, the companies listed in Appendix 1 are each individually referred to as “Party D”; all the above parties are called collectively as the “Parties” and respectively as a “Party”)

Whereas,

1.	Party D is a limited liability company duly incorporated and validly existing under the PRC laws, with details specified in Appendix 1;

2.	Party B and Party C are both the registered shareholders of Party D, duly holding certain percentage of equity interest of Party D, with shareholding details specified in Appendix 1;

3.	According to the Loan Agreement (“Loan Agreement”) entered into by and between Party A, Party B and Party C on [—], Party A has extended a RMB loan to Party B and Party C;

4.	According to the Equity Interest Pledge Agreement (“Pledge Agreement”) entered into by and among Party A, Party B and Party C on [—] , Party B and Party C agree to pledge all of their respective equity interests held in Party D to Party A;

5.	Parties A, B and C entered into a Business Operations Agreement (“Operations Agreement”) on .

6.	Party B and Party C agree to enter into this Agreement to grant Party A an Exclusive Equity Option, and Party A accepts such call option to purchase all or part of the equity interests held by Party B and/or Party C in Party D.

NOW, THEREFORE, the Parties hereby agree as follows through friendly negotiations:

1.	Exclusive Equity Option

1.1 Grant of Right

Party B and Party C hereby exclusively and irrevocably grants Party A an Exclusive Equity Option, which permits Party A to purchase or designate one or several person(s) (the “Designated Person”) to purchase all or part of the equity interests held by Party B and/or Party C in Party D (the “Call Option”) at any time from Party B and/or Party C at the price specified in Article 1.3 of this Agreement in accordance with the procedure determined by Party A at its own discretion and to the extent permitted by the PRC laws. No third party other than Party A and/or the Designated Person may have the Call Option. The “person” set forth in this Agreement means any individual, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

1.2 Exercise Procedure

Party A and/or the Designated Person may exercise the Call Option by issuing a written notice (the “Purchase Notice”) to Party B and/or Party C specifying the specific percentage of equity interest to be purchased from Party B and/or Party C (the “Purchased Equity Interest”) and the manner of purchase.

Within seven (7) working days upon the receipt of the Purchase Notice by Party B and/or Party C, Party B and/or Party C shall enter into an equity transfer agreement with Party A and/or its Designated Person to ensure the Purchased Equity Interest can be transferred to Party A and/or its Designated Person as soon as practicable and shall take any necessary action to ensure the prompt completion of the corresponding change formalities at relevant Administration for Industry and Commerce.

1.3 Purchase Price

1.3.1. When Party A exercises the Call Option, the purchase price of the Purchased Equity Interest (“Purchase Price”) shall be equal to the registered capital subscribed to by Party B and Party C for the Purchased Equity Interest, unless applicable the PRC laws and regulations require appraisal of the Purchased Equity Interest or otherwise impose restriction on the Purchase Price.

1.3.2. If the applicable PRC laws require appraisal of the Purchased Equity Interest or otherwise impose restriction on the Purchase Price when Party A exercises the Call Option, Parties A, B and C agree that the Purchase Price of the Purchased Equity Interest shall be set at the lowest price permissible under the applicable laws. If such lowest price is higher than the registered capital corresponding to the Purchased Equity Interest, the amount exceeded shall be repaid to Party A by Party B and Party C according to the Loan Agreement.

1.4 Transfer of the Purchased Equity Interest

After Party A provides the Purchase Notice pursuant to this Agreement, each time the Call Option is exercised:

1.4.1. Party B and/or Party C shall cause Party D to convene a shareholders’ meeting in time. At the meeting, a resolution shall be adopted to approve Party B and/or Party C’s transfer of equity interest to Party A and/or the Designated Person, and Party B and/or Party C shall sign a confirmation letter waiving the first right of refusal on the equity interest so transferred by Party D’s other shareholders;

1.4.2. Party B and Party C shall, pursuant to the terms and conditions of this Agreement and the Purchase Notice, enter into an equity interest transfer agreement (whose contents shall be acceptable to Party A and/or the Designated Person) with Party A and/or the Designated Person for each transfer;

1.4.3. The related Parties shall execute all other requisite contracts, agreements or documents, obtain all requisite governmental approvals and consents, and conduct all necessary actions, transfer the ownership of the Purchased Equity Interest to Party A and/or the Designated Person without any security interest or other encumbrances, and have Party A and/or the Designated Person be registered as the owner of the Purchased Equity Interest at Administration for Industry and Commerce. In this article and this Agreement, “Security Interest” includes guarantees, mortgages, pledges, third-party rights or interests, any call option, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements. It does not include any security interest under the Equity Interest Pledge Agreement.

1.4.4. Party B, Party C and Party D shall unconditionally use its best efforts to assist Party A in obtaining the governmental approvals, permits, registrations, filings and complete all formalities necessary for the Purchased Equity Interest to be transferred.

1.5 Payment

Payment method of the Purchase Price shall be determined through consultation by Party A and/or the Designated Person with Party B and/or Party C in accordance with the applicable laws at the time when the Call Option is exercised. Party A, Party B and Party C hereby agree that to the extent permitted by the laws, Party B and/or Party C shall repay to Party A any amount paid by Party A and/or the Designated Person to Party B and/or Party C in connection with the Purchased Equity Interest in order to repay the principal of the loan and interest or capital occupation cost under the Loan Agreement as permitted by the laws.

2.	Covenants of Party B, Party C and Party D

Party B, Party C and Party D hereby covenant:

2.1 Without prior written consent by Party A, not to, in any form supplement, change or amend the Articles of Association of Party D, increase or decrease the registered capital of Party D, or change the capital structure in any other form;

2.2 Upon Party A’s request at any time, to unconditionally and immediately transfer the equity interest at any time to Party A and/or the Designated Person, and to waive the first right of refusal on the equity interest so transferred by Party D’s other shareholders;

2.3 Without the prior written consent by Party A, not to affirmatively vote for, support or execute any shareholders’ resolution at Party D’s shareholders’ meeting to approve Party D’s merger or combination with any person, acquisition by any person, or Party D’s acquisition of or investment in any person;

2.4 In accordance with fair finance and business standard and custom, to maintain the due existence of Party D, prudently and effectively operate and handle its business, ensure Party D’s continuous and normal operation of all business to maintain its asset value, and not to commit any action/omission that may adversely affect Party D’s business operations and asset value;

2.5 Without the prior written consent by Party A, not to affirmatively vote for, support or execute any shareholders’ resolution at Party D’s shareholders’ meeting to approve to sell, transfer, pledge or otherwise dispose of the legitimate or other beneficial interest in the equity interests of Party D, nor to allow other security interests to be created on it, except for the pledge right set on Party D’s equity interests pursuant to the Equity Interest Pledge Agreement;

2.6 Without the prior written consent by Party A, not to commit any act and/or omission that may materially affect the assets, business and liabilities of Party D; without the prior written consent by Party A, not to sell, transfer, pledge or otherwise dispose of the legitimate or other beneficial interests in any of Party D’s assets, business or income, nor to allow other security interests to be created on it at any time from the date of execution of this Agreement;

2.7 Without prior written consent by Party A, not to incur, inherit, guarantee or allow the existence of any debt, except for (i) the debt arising from normal or daily business other than from borrowing; and (ii) the debt which has been disclosed to Party A and has obtained the written consent from Party A;

2.8 Without prior written consent by Party A, not to enter into any material agreement, other than those executed in the ordinary course of business (a material agreement referred to in this paragraph shall mean any agreement with a contact value exceeding RMB one hundred thousand Yuan (RMB 100,000));

2.9 Without prior written consent by Party A, not to provide any loans or credit to any person;

2.10 Upon Party A’s request, to provide Party A with information about Party D’s operations and financial conditions;

2.11 To immediately notify Party A of the occurrence or the potential occurrence of any litigation, arbitration or administrative procedure related to the ownership of the equity interests held by Party B and/or Party C, and Party D’s assets, business and income;

2.12 In order to keep the ownership of the equity interest held by Party B and/or Party C, to execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defense against all claims;

2.13 In order to keep Party D’s ownership of all of its assets, to execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defense against all claims;

2.14 To cause Party D’s shareholders’ meeting to vote affirmatively for the transfer of the Purchased Equity Interest stipulated hereunder;

2.15 Upon Party A’s request, to appoint the persons nominated by Party A as directors and senior officers of Party D;

2.16 Subject to the Power of Attorney executed by Party B and Party C on [—], to exercise any and all the rights as Party D’s shareholder only upon the request by Party A and only upon Party A’s written authorization; and

2.17 To strictly comply with the provisions of this Agreement and other agreements jointly or severally executed by Party B and/or Party C, Party D and Party A, and to duly perform all obligations under such agreements, without taking any act or omission that suffices to affect the validity and enforceability of these agreements.

3.	Breach of Contract

3.1 If either Party (“Defaulting Party”) breaches any provision of this Agreement, which causes damage to other Parties (“Non-defaulting Party”), the Non-defaulting Party could notify the Defaulting Party in writing and request it to rectify and correct such breach of contract; if the Defaulting Party fails to take any action satisfactory to the Non-defaulting Party to rectify and correct such breach within fifteen (15) days upon the issuance of the written notice by the Non-defaulting Party, the Non-defaulting Party may take the actions pursuant to this Agreement or take other remedies in accordance with the laws.

3.2 The following events shall constitute a default by Party B and/or Party C:

(1)	Party B and/or Party C breaches any provision of this Agreement, or any statement or warranties made Party B and/or Party C under this Agreement is untrue or is proved inaccurate in any material aspects;

(2)	Party B and/or Party C assigns or otherwise transfers or pledges any of their/its rights without the prior written consent by Party A; or

(3)	Any breaches by Party B and/or Party C that render this Agreement, the Loan Agreement, the Pledge Agreement and/or the Operations Agreement to be invalid or unenforceable.

3.3 Should a breach of contract by Party B and/or Party C or violation by Party B and/or Party C of provisions under Loan Agreement, Pledge Agreement and Operation Agreement occur, Party A can take the following actions:

(1)	request Party B and Party C to immediately transfer all or any part of the Purchased Equity Interests to Party A or the Designated Person pursuant to this Agreement; and

(2)	take back the loans made under the Loan Agreement.

3.4 Once Party A realizes the pledge pursuant to the Pledge Agreement and, Party A thus obtains the relevant proceeds and payments, Party B and/or Party C will be deemed to have fully fulfilled their obligations under this Agreement and Party A will not request any other payments from Party B and/or Party C.

4.	Assignment

4.1 Party B and/or Party C shall not assign their/its rights and obligations under this Agreement to any third party without the prior written consent of Party A; should Party B and/or Party C die, they/it agree(s) that their/its rights and obligations hereunder shall be immediately succeeded by the person designated by Party A.

4.2 This Agreement shall be binding on Party B and/or Party C and their respective successors or inheritors and is effective on Party A and each of its successors, inheritors or assigns permitted by Party A. Party B and Party C agree that after they die, Party D’s entire equity interests held by them will be disposed of in the following manner: (1) such equity interests shall all belong to Party A if permitted by the then effective laws; (2) such equity interests shall be disposed of by Party A at its own discretion if Party A is not permitted by the then effective laws to directly hold Party D’s equity interests.

4.3 Party B and/or Party C hereby agree that Party A may assign all or part of its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B and/or Party C by Party A at the occurrence of such transfer, and no further consent from Party B and/or Party C will be required.

5.	Effectiveness and Term

5.1 This Agreement shall be concluded as of the date of its execution. The Parties agree and confirm that the effect of this Agreement shall retrospect to the day when Party C signs the Equity Transfer Agreement with Party D’s former shareholders respectively with respect to Party D’s equity interest.

5.2 The term of this Agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by the parties. This Agreement may be extended upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by Party A.

5.3 During the term stipulated in the above Articles 5.2, if Party A or Party D is terminated at expiration of their respective operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such Party, unless Party A has already assigned its rights and obligations in accordance with the Article 4.3 hereof.

6.	Termination

6.1 At any time during the term of this Agreement and any extended term hereof, if Party A can not exercise the Call Option pursuant to Article 1 due to then applicable laws, Party A can, at its own judgment and discretion, unconditionally terminate this Agreement by issuing a written notice to Party B and/or Party C without assumption of any liability.

6.2 If Party D, during the term of this Agreement and its extension period, is terminated due to bankruptcy, dissolution or being ordered to close down by law, the obligations of Party B and/or Party C hereunder shall be terminated upon the termination of Party D, provided, however, that Party B and/or Party C shall continue to perform its obligations under other agreements entered into with Party A, including but not limited to the Loan Agreement, the Pledge Agreement and the Operations Agreement.

6.3 Except under circumstances indicated in Article 6.2, Party B and/or Party C shall not have the right to unilaterally dissolve this Agreement at any time during the term and extension periods of this Agreement.

7.	Taxes and Expenses

Each Party shall bear any and all taxes, costs and expenses related to transfer and registration as required by the PRC laws incurred by or imposed on such Party arising from the preparation and execution of this Agreement and the consummation of the transaction contemplated hereunder. Notwithstanding this provision, Party A agrees to bear any taxes and expenses incurred by Party B and/or Party C arising from this Agreement, except in case of a breach hereof by Party B and/or Party C.

8.	Confidentiality

All Parties acknowledge and confirm that any oral or written materials exchanged by and between the Parties in connection with this Agreement are confidential. All Parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other Parties unless under the following conditions:

(a) such documents are known or will be known by the public (excluding the receiving party discloses such documents to the public without authorization);

(b) any documents are required to be disclosed in accordance with applicable laws or rules or regulations of stock exchange; or

(c) if any documents are required to be disclosed by any Party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement, such legal counsel or financial consultant shall also comply with the confidentiality obligation similar to that stated hereof. Any disclosure by employees or agencies employed by any Party shall be deemed the disclosure of such Party and such Party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive even if this Agreement is judged as void, amended, cancelled, terminated or unable to perform for any reason whatsoever.

9.	Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing and delivered personally or sent by mail or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

If to Party A: Zhilian Wangpin (Beijing) Technology Co., Ltd

Attn:

Address:

Phone:

Fax:

If to Party B: Yuan LIU

Address:

Phone:

Fax:

If to Party C: Guanzhu WANG:

Address:

Phone:

Fax:

10.	Applicable Law and Dispute Resolution

10.1 The formation, validity, performance and interpretation of this Agreement and the disputes resolution under this Agreement shall be governed by the PRC laws.

10.2 The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation.

10.3 In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by any Party, any Party can submit such matter to Beijing Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding upon all the Parties, and the Parties agree to be bound by the arbitration award and cause it to be enforced. If any dispute occurs and is in process of arbitration, other than the matters in dispute, the Parties shall perform the other rights and obligation pursuant to this Agreement.

11.	Miscellaneous

11.1 The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

11.2 The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the subject matters herein and fully supersede all prior verbal and/or written agreements and understandings with respect to the subject matters herein.

11.3 This Agreement shall be binding upon and for the benefit of all the Parties hereto and their respective inheritors, successors and the permitted assigns.

11.4 Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

11.5 If any provision of this Agreement is judged by a court of competent jurisdiction, governmental agency or arbitration authority as void, invalid or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise those void, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

11.6 Any matters excluded in this Agreement shall be negotiated by the Parties. Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

11.7 This Agreement is executed with [—] original copies; original copies have equal legal effect.

[No text below]

[Signature Page of Exclusive Equity Option Agreement]

IN WITNESS THEREOF, each Party hereto have caused this Agreement duly executed by itself, their respective legal representative or duly authorized representative on its behalf as of the date first written above.

Party A: Zhilian Wangpin (Beijing) Technology Co., Ltd

(seal)

Signature:

Name:                              :

Title: Legal Representative

[Signature Page of Exclusive Equity Option Agreement]

IN WITNESS THEREOF, each Party hereto have caused this Agreement duly executed by itself, their respective legal representative or duly authorized representative on its behalf as of the date first written above.

Party B: Hao LIU:

Signature:

[Signature Page of Exclusive Equity Option Agreement]

IN WITNESS THEREOF, each Party hereto have caused this Agreement duly executed by itself, their respective legal representative or duly authorized representative on its behalf as of the date first written above.

Party C: Guanzhu WANG:

Signature:

[Signature Page of Exclusive Equity Option Agreement]

IN WITNESS THEREOF, each Party hereto have caused this Agreement duly executed by itself, their respective legal representative or duly authorized representative on its behalf as of the date first written above.

Party D: [—]

(seal)

Signature:

Name:     :

Title: Legal Representative

Appendix 1:

No.	Company Name	Registered Capital	Shareholders	Date of Establishment	Legal Representative	Registered Address
1.
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12.